Exhibit 10.25


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                              EMPLOYMENT AGREEMENT
                                (Michael Eberle)

                  THIS EMPLOYMENT AGREEMENT, made this 26 day of February, 1999, by and between Paramount International Telecommunications, Inc., a Nevada Corporation, with its office and principal place of business at 2540 Fortune Way, Vista, California, 92083, (hereinafter referred to as the "Corporation"), and Michael Eberle (hereinafter referred to as the "Employee").

                  WHEREAS, Corporation desires to employ Employee as President of the Corporation under the terms and conditions set forth herein and Employee desires to be so employed.

                  NOW THEREFORE, the Parties agree as follows:

                  1. EMPLOYMENT: Corporation agrees to employ Employee, and Employee agrees to be so employed in the capacity and with the title of President during the term of this Employment Agreement ("Agreement").

                  2.       TERM:

                           a.  Employment  shall be for a term of five (5) years
commencing on before January 1, 1999.

                           b. Unless the Employee  shall have  received  written
notification from the Board of Directors of the Corporation that this Employment Agreement will not be renewed at least One Hundred Twenty (120) days prior to its expiration, then this Agreement shall be extended for additional terms of one (1) year each, without further formalities on the


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same terms and  conditions  and as if this  Agreement,  adjusted  for  increased salary levels, had just become effective.

                  3.       DUTIES:

                           a. Employee shall serve as the President of Paramount
International Telecommunications, Inc. In that capacity, Employee shall do and perform all services, acts, or things necessary or advisable to fulfill the duties of a President.

                           b.  Employee  agrees  that to the best of his ability
and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement.

                  4. EXTENT OF SERVICES: The Employee shall devote substantially his entire working time, attention and energies to the Employer's business and shall not during the term of this Agreement be engaged in any employment activities, undertake to work for compensation or accept employment with another entity for gain, profit, or other pecuniary advantage. However, the Employee may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made.

                  5.       COMPENSATION:

                           A. SIGNING  BONUS:  The Company  shall deliver to the
Employee as signing bonus upon execution of the Agreement the following:

                                    i)  The  cash   amount   of  Three   Hundred
Seventy-five Thousand Dollars ($375,000.00); and


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                                    ii) Twelve  Thousand  Five Hundred  (12,500)
shares of the Common Stock of Carnegie International Corporation which shares shall be subject to restrictions on transferability in accordance with the Securities Act of 1933 and Rule 144 promulgated thereunder.

                           B.  BASE  SALARY:   Effective  on  the  date  hereof,
Corporation shall pay to Employee as base salary for his services the sum of One Hundred Thirty Thousand Dollars ($130,000.00) per year. Base salary due to the Employee shall be paid bi-weekly.

                           C. BONUS SHARES: In addition to the consideration set
forth heretofore, the Corporation shall deliver to Employee additional shares of common stock of Carnegie International Corporation ("CIC") (the "Bonus Shares") based on sales revenue earned by the Corporation for each of the annual periods, by quarter, for the two year period commencing April 1, 1999 and ending March 31, 2001, (the "Period") provided the Corporation maintains a profit margin of at least eight percent (8%) earnings before income taxes ("EBIT") (the 8% Margin") for each of the quarters in which the gross sales revenue for the Corporation reach certain levels noted below (the "Sales Level") and all quarters within the Period prior thereto according to generally accepted accounting principles (GAAP). For purposes of this Section 5C, the Employee may be eligible to receive Bonus Shares only once during the Period for each of the Sales Levels of $25M, $35M, and $50M, computed on an annual basis. There shall be no carryover of gross sales from the first year to the second year of the Period. The number of Bonus Shares to be issued and dates of issuance shall be based on the criteria and computations noted below:


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                                    i) At the end of any  quarter  of the Period
during which the Corporation has continuously maintained the 8% Margin and attained cumulatively through that quarter the Sales Level of not less than $25,000,000.00, the Corporation shall deliver to Employee twenty-five percent (25%) of that number of Bonus Shares to be computed beginning with the number representing the increase in gross sales revenue above $16,000,000.00, divided by the average closing bid price of the Common Stock for the fifteen (15) trading days prior to the end of said quarter reduced by fifteen percent (15%). The parties hereby incorporate by reference the spread sheet entitled "Examples Of Bonus Shares" which is attached hereto as Exhibit A, which reflects 400% of the number of Bonus Shares to be issued hereunder based on different stock prices.

                                    ii) At the end of any quarter  during  which
the Corporation has continuously maintained the 8% Margin and attained the Sales Level of not less than $35,000,000.00 in either the first four or the last four quarters of the Period, the Corporation shall deliver to Employee twenty-five percent (25%) of that number of additional Bonus Shares to be computed beginning with the increase in sales revenue above $25,000,000.00 divided by the average closing bid price of the Common Stock for the fifteen (15) trading days prior to the end of said quarter reduced by fifteen percent (15%).

                                    iii) At the end of any quarter  during which
the Corporation has continuously maintained the 8% Margin and attained the Sales Level of not less than $500,000.00 in either the first four or the last four quarters of the Period, the Corporation shall deliver to Employee twenty-five percent (25%) of that number of additional Bonus Shares to be computed beginning with the increase in sales revenues above $35,000,000.00


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divided by the  average  closing  bid price of the Common  Stock for the fifteen
(15) trading days prior to the end of said quarter reduced by fifteen percent (15%).

                                    iv) If at the end of the eighth quarter, the
Corporation has not attained the Sales Level of $50,000,000.00 for the Period the Corporation shall deliver to Employee twenty-five percent (25%) of that number of additional Bonus Shares to be computed beginning with the excess above the highest Sales Level attained plus one-half of the difference between the actual aggregate gross sales revenues for the year and the next higher Sales Level divided by the average closing bid price of the Common Stock for the fifteen (15) trading days prior to the end of the Period reduced by fifteen percent (15%).

                                    v) All of the Bonus  Shares to be  delivered
to Employee hereunder shall be restricted shares pursuant to Rule 144 of the Securities Act of 1933 (the "Act"). CIC will provide piggy-back registration rights for fifty percent (50%) of the Bonus Shares so that such Bonus Shares shall be freely tradeable as soon as practicable after the SEC declares any such registration effective.

                                    vi) The  Corporation  hereby agrees that the
determination of eligibility and computation of Bonus Shares to be issue shall be made forty-five (45) days after each quarter with any Bonus Shares to be issued within fifteen (5) days thereafter.

                           D. FIRST CALL COMMUNICATION  BONUS: In the event that
the Corporation is successful in obtaining the contemplated International Operator Services Agreement between the Corporation and First Call Communication ("First Call Communication Agreement"), the Corporation shall pay Employee the cash sum of Three


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Hundred  Thousand Dollars  ($300,000.00)  on the sixth month  anniversary of the date of the First Call Communication Agreement.

                  6. ADDITIONAL COMPENSATION: A performance bonus shall also be paid annually to the Employee. The bonus will be determined by the President and Board of Carnegie International Corporation (hereinafter referred to as "Carnegie")

                  7. STOCK OPTION: The Employee shall participate in future stock option plans as approved by the Board of Carnegie which plans shall be consistent with those of similarly situated officers of subsidiaries of Carnegie.

                  8. BENEFITS:

                           a. The  Employee  shall be  entitled  to  benefits as
provided by the Carnegie senior executives of subsidiaries of Carnegie both as of the date of this Agreement as well as any additional employee benefits which may be awarded or offered during the term of this Agreement.

                           b. The  Corporation  shall  pay  premiums  on  health
insurance (medical and dental) for the Employee and his spouse, consistent with the policies provided to other Executives of subsidiaries of Carnegie.

                           c.  Employee  shall be entitled to such paid vacation
and sick days as approved by the Board of Directors of Carnegie consistent with that given to the other Executive Officers of Carnegie.

                  9. EXPENSES: Reimbursement: The Corporation shall reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement except for expenses relating to the maintenance of an automobile as those


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expenses  are  encompassed  in  Paragraph  10 of this  Agreement.  In any event,
Employee shall present to the Corporation from time to time an itemized account of such expenses in any form required by the Corporation.

                  10. AUTOMOBILE: The Corporation shall provide the Employee with an automobile allowance of Seven Hundred Fifty Dollars ($750.00) per month, from which Employee is to pay any purchase or lease payment, maintenance, insurance, gas, oil and repairs.

                  11. TERMINATION BY THE CORPORATION: This Agreement may be terminated by the Corporation for the following reasons:

                           a.  For  Cause:   Corporation   may  terminate   this
Agreement for cause because of Employee's gross negligence or intentional failure to perform the Employee's duties.

                           b.  Disability:  Corporation  shall have the right to
terminate this Agreement on thirty (30) days notice to Employee if, because of mental or physical disability Employee shall be determined by competent medical authority to be incapable for a period of ninety (90 ) days from fully performing any or all his obligations of his position within the Corporation. In this event Corporation's obligations under this Agreement shall terminate fifty-two (52) weeks after the onset of such disability.

                           c.  Convenience  of the  Corporation.  In  the  event
Employee's employment is terminated by the Corporation for reasons of convenience of the Corporation and not due to any causes as provided above, the Corporation agrees to continue Employee's full salary for the remainder of the Agreement, or one year's salary, whichever is greater.


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                           d.  Notwithstanding  anything  to the  contrary,  any
termination hereunder shall not alleviate Employer's obligations to Employee under Sections 5(a), 5(c) & 5(d) of the instant agreement.

                  12. TERMINATION BY THE EMPLOYEE: This Agreement may be terminated for cause at any time by the Employee, or terminated without cause by the Employee at any time after either renewal of this Agreement as provided in
Section 2 of this Agreement upon at least sixty (60) days' written notice to the Employer. The Employee's exercise of his termination rights hereunder shall not affect the Employee's entitlement to all salary and other benefits of employment or of this Agreement up to the effective date of such termination.

                  13. INDEMNITY: Corporation shall indemnify Employee and hold him harmless for all acts or decisions made by him in good faith while performing services for the Corporation. Corporation shall use its best efforts to obtain insurance coverage for the Employee covering his acts or decisions during the term of his employment against lawsuits; but the Corporation's failure to obtain such insurance shall not limit its obligations to the Employee under this paragraph. Corporation shall pay all expenses including reasonable fees and related disbursements of attorneys and of other professionals actually and necessarily incurred by Employee in connection with the defense of such act or decision in any threatened or actual suit or proceeding and/or in connection with any related appeal including the cost of settlement and/or in connection with the Employee's involvement as an actual or prospective witness in any company-related litigation and/or enforcing the Employee's rights under this Agreement in the face of actual or threatened breach or default by the Corporation.


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                  14.  DISCLOSURE  OF  CONFIDENTIAL  INFORMATION:  The  employee acknowledges  that he will have access to  significant  amounts of  confidential
information  of  Employer  and  its  Parent  Company,   Carnegie   International
Corporation and affiliates of Carnegie, including such information as lists of customers, sources of supply, production information, product information, service information, formulas, computer programs and development ideas related thereto, work in progress, trade secrets technical information acquired by Employee from Employer or Carnegie from the inspection of Employer's or Carnegie's property, confidential information disclosed to Employee by third parties, and all documents, things and record bearing media disclosing or containing the aforegoing information, including any confidential materials prepared by the parties hereto which contain or otherwise relate to such information concerning the Employer's and/or Carnegie's (including affiliates of
Carnegie)  financial,   intellectual,   technical  and  commercial   information
(collectively hereafter referred to as "Confidential Information") shall be and remain confidential. The Employee will not during or after the term of this employment, disclose the Confidential Information or any part thereto to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the Confidential Information, or from rendering any services in connection with the telecommunications industry to any person, corporation, association, or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Employer or Carnegie from pursuing any of the


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remedies  available  to the  Employer  for such  breach  or  threatened  breach, including the recovery of damages from the Employee. The Employee shall be responsible to Employer and Carnegie for reasonable attorneys fees and costs incurred in connection with the enforcement of this provision should a Court of competent jurisdiction rule in favor of Employer or Carnegie in connection with a cause of action brought for enforcement of said provision.

                  15. RESTRICTIVE COVENANTS: In consideration of the compensation reflected herein as well as the consideration securities to be received by the Employee, for a period of five (5) years, after the termination or expiration of this Agreement and any extension thereof, the Employee will not within the, geographical customer market of North America, including Canada; Latin America, and Mexico; and/or any other country in which the Company is doing business or activity pursuing business leads at the time of Employee's termination or expiration of the Agreement, directly or indirectly, own manage, operate, control, be employed by or participate in any business that competes with and or sells similar products and or services as the business conducted by the Employer at the time of the termination of this Agreement. In the event of the Employee's actual or threatened breach of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee therefrom. Nothing shall be construed as prohibiting the Employer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages from the Employee. The Employee acknowledges that the restrictions set forth in this Agreement are reasonable as to territory and scope in light of the technological nature of the Company's business.


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                  16.  UNIQUENESS  OF  EMPLOYEE'S   SERVICES:   Employee  hereby
represents and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Employee therefore, expressly agrees that Employer, in addition to any other rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this agreement by Employee.

                  17. NOTICES: All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may from time to time designate in writing to the other party: If to the

Corporation:                 Paramount International Telecommunications, Inc.
                             2540 Fortune Way
                             Vista, California  92083

With a Copy to its Parent Corporation:        Carnegie International Corporation
                                              Executive Plaza 3
                                              Suite 1001
                                              11350 McCormick Road
                                              Hunt Valley, Maryland  21031

and

If to Employee:                               Mr. Michael Eberle
                                              2540 Fortune Way
                                              Vista, California  92083


                  18. GOVERNING LAW: This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland.


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                  19. JURISDICTION: SERVICE OF PROCESS: Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Maryland, County of Baltimore, or if it has or can acquire jurisdiction, in the United States District Court for the District of Maryland (Northern Division), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waivers any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. THE PARTIES WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                  20. ENTIRE CONTRACT: This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement supersedes any prior executed Employment Agreement between the Company and the Employee.

                  21. AMENDMENT OR MODIFICATION: This Agreement may be amended or modified only in writing, signed by both parties.

                  22. HEADINGS: Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

                  23. COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

                  24. BINDING EFFECT: The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective successors an assigns.


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                  IN  WITNESS  WHEREOF,   Corporation  has  by  its  appropriate
Officer, signed and affixed its seal and Employee has signed and sealed this Agreement as of the date first above written.

ATTEST:                                        CORPORATION:

                                               PARAMOUNT INTERNATIONAL
                                               TELECOMMUNICATIONS, INC.


 /s/                                           BY: /s/ Michael Eberle     (SEAL)
 ----------------------------                  ---------------------------------
                                                                     , President


WITNESS:                                       EMPLOYEE:


 /s/                                           BY:  /s/ Michael Eberle    (SEAL)
 ----------------------------                  ---------------------------------
                                               Michael Eberle




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